UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2011 (November 2, 2011)

Emdeon Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34435	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

This Current Report on Form 8-K is being filed to disclose certain information relating to that certain Agreement and Plan of Merger, dated as of August 3, 2011 (the “Merger Agreement”), by and among Emdeon Inc., a Delaware corporation (“Emdeon” or the “Company”), Beagle Parent Corp., a Delaware corporation (“Parent”), and Beagle Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, on November 2, 2011, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”), and the other transactions contemplated by the Merger Agreement (the “Transactions”).

Item 1.02. Termination of a Material Definitive Agreement.

As a result of the consummation of the Merger, on November 2, 2011, the Emdeon Inc. Employee Stock Purchase Plan was terminated.

As a result of the consummation of the Merger, on November 2, 2011, the Company terminated the Stockholders’ Agreement, dated as of August 5, 2009, by and among the Company and the stockholders named therein.

In connection with the Transactions, on November 2, 2011, the Company paid in full all obligations under the First Lien Credit Agreement and the Second Lien Credit Agreement, each dated as of November 16, 2006 and as amended, restated, supplemented or otherwise modified from time to time, among Emdeon Business Services LLC, Medifax-EDI Holding Company, EBS Master LLC, Citibank, N.A. and the respective lenders and other parties thereto from time to time, such agreements were terminated, and all commitments, security interests and guaranties in connection therewith were terminated and released.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with consummation of the Merger, all of the directors of the Company resigned from their positions as directors of the Company at the effective time of the Merger.

Following such resignations, Neil P. Simpkins, Michael Dal Bello, Anjan Mukherjee and George I. Lazenby, IV were elected to the board of directors of the Company. The Company also expects Allen R. Thorpe to be elected to the board of directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the consummation of the Merger, the Amended and Restated Certificate of Incorporation of the Company, as amended, was amended and restated by the Certificate of Merger filed with the Secretary of State of the State of Delaware on November 2, 2011 (the “Second Amended and Restated Certificate of Incorporation”), and such Second Amended and Restated Certificate of Incorporation is the Certificate of Incorporation of the surviving corporation. The Amended and Restated Bylaws of the Company were amended and restated as contemplated by the Merger Agreement (the “Second Amended and Restated Bylaws”).

The Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation.

3.2	Second Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMDEON INC.

Date: November 2, 2011	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation.

3.2	Second Amended and Restated Bylaws.